UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 09, 2026

Beam Therapeutics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39208	81-5238376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

238 Main Street
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 327-8775

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BEAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, Beam Therapeutics Inc. (the “Company”) and Bio Palette Co., Ltd. (“Bio Palette”) are parties to a License Agreement dated March 27, 2019 (the “Bio Palette-Beam License”), pursuant to which the Company has sublicensed from Bio Palette certain patents (the “Patents”) that Bio Palette licensed directly from Kobe University (“Kobe”) under a License Agreement dated May 9, 2017 (the “Kobe-Bio Palette License”). To ensure the Company has a continued license to the Patents in the event of a termination of the Kobe-Bio Palette License, on February 9, 2026, the Company entered into a standby license agreement (the “Standby License Agreement”) with Kobe and Bio Palette. Under the terms of the Standby License Agreement, if the Kobe-Bio Palette License terminates for any reason other than (i) a termination by Kobe due to Bio Palette’s default of the Kobe-Bio Palette License, which default by Bio Palette is a result of the Company’s material breach of the Bio Palette-Beam License, or (ii) a termination after the execution of a new license agreement for the Patents in connection with a change of control transaction involving Bio Palette, which new license agreement includes a standby license in favor of the Company of the same scope set forth in the Standby License Agreement, Kobe grants, as of the effective time of such termination (the “Effective Time”), directly to the Company, an exclusive (even as to Kobe and its affiliates) license to practice the Patents of the same scope as the license granted to the Company pursuant to the Bio Palette-Beam License (the “Beam Standby License”). As financial consideration for the Beam Standby License, after the Effective Time the Company will pay Kobe amounts that subsequently become payable by the Company to Bio Palette pursuant to Section 4.4 of the Bio Palette-Beam License. The foregoing description of the Standby License Agreement is qualified in its entirety by reference to a copy of the Standby License Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#	Standby License Agreement between Beam Therapeutics Inc., Kobe University and Bio Palette Co., Ltd., dated February 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Portions of this exhibit have been omitted because the Company has determined they are not material and are the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Beam Therapeutics Inc.

Date:	February 12, 2026	By:	/s/ John Evans
John Evans Chief Executive Officer